UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2013

Symmetricom, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-02287	95-1906306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Orchard Parkway, San Jose, California	95131-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (408) 433-0910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Symmetricom, Inc., a Delaware corporation (the “Company”) on October 22, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 21, 2013, by and among Microsemi Corporation, a Delaware corporation (“Parent”), PETT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Microsemi (“Purchaser”), and the Company.  Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company Shares”) at a purchase price of $7.18 per Company Share, net to the tendering stockholder in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 28, 2013, (together with any amendments and supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Offer and withdrawal rights expired at 12:00 midnight New York City time at the end of November 25, 2013. Based on information provided by American Stock Transfer and Trust Company, LLC, the depositary for the Offer, as of the expiration of the Offer, approximately 32,567,791 million Company Shares were validly tendered and not withdrawn in the Offer, representing approximately 67.6% of the sum of (x) the then outstanding Company Shares plus (y) (without duplication) a number equal to the number of Company Shares issuable upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Company Shares, or other rights to acquire or be issued Company Shares, in each case, with an exercise or conversion price below $7.18 per Company Share. Accordingly, the condition to the Offer that there be validly tendered and not withdrawn at least a majority of the sum of (x) the then outstanding Company Shares plus (y) (without duplication) a number equal to the number of Company Shares issuable upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Company Shares, or other rights to acquire or be issued Company Shares, in each case, with an exercise or conversion price below $7.18 per Company Share, has been satisfied. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, Purchaser accepted for payment and will promptly pay for all Company Shares that were validly tendered into the Offer and not properly withdrawn in accordance with the terms of the Offer.  The depositary also advised the Company and Parent that it has received Notices of Guaranteed Delivery with respect to 1,540,610 additional Company Shares, representing approximately 3.7% of the outstanding Company Shares.

On November 26, 2013, pursuant to the terms and conditions of the Merger Agreement, Purchaser merged with and into the Company,  with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). As a result of its acceptance of the Company Shares tendered in the Offer and given that it was determined that Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”) was applicable to the Purchaser's acquisition of the Company through the Merger, the Purchaser had sufficient voting power to approve the Merger without the affirmative vote of the stockholders of the Company pursuant to Section 251(h) of the DGCL. At the effective time (the “Effective Time”) of the Merger, each Company Share outstanding (other than Company Shares directly owned by the Company and its subsidiaries, Parent or Purchaser, which will be canceled and shall cease to exist and Company Shares held by stockholders that are entitled to and properly demand appraisal of such Company Shares under the DGCL) was converted into the right to receive $7.18, net to the selling stockholder in cash, without interest and less any required withholding taxes. The Company Shares will no longer be listed on the NASDAQ Global Select Market (“NASDAQ”).

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 22, 2013, incorporated herein by reference.

The aggregate consideration paid to the selling stockholders by Parent in the Offer and Merger was approximately $299.5 million, without giving effect to related transaction fees and expenses. Such amount is being funded from Parent's existing cash balances and credit facilities.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 26, 2013, in connection with the consummation of the Merger, the Company notified NASDAQ of its intent to remove the Company Shares from listing on NASDAQ and requested that NASDAQ file a delisting application with the SEC to delist and deregister the Company Shares. On November 26, 2013, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company Shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Company Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders

At the Effective Time, each Company Share outstanding (other than Company Shares directly owned by the Company and its subsidiaries, Parent or Purchaser, which will be canceled and shall cease to exist and Company Shares held by stockholders that are entitled to and properly demand appraisal of such Company Shares under the DGCL) was converted into the right to receive $7.18, net to the selling stockholder in cash, without interest and less any required withholding taxes.

The information disclosed under Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01Changes in Control of Registrant

As a result of Purchaser’s acceptance for payment of all Company Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger under Section 251(h) of the DGCL on November 26, 2013, a change in control of the Company occurred. Upon the Effective Time, the Company became a wholly-owned subsidiary of Parent.

The information disclosed under Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, each of Elizabeth A. Fetter, James A. Chiddix, Robert T. Clarkson, Robert M. Neumeister Jr., Richard N. Snyder and Robert J. Stanzione resigned as directors of the Company’s Board of Directors (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time. In addition, in accordance with the terms of the Merger Agreement, the Board appointed the following designees of Purchaser to serve as directors of the Company: Steven G. Litchfield, Russell Garcia, and Paul Pickle.

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the effective time of the Merger, which consisted of Steven G. Litchfield, Russell Garcia, and Paul Pickle, remained the only directors of the Company immediately after the Effective Time.

In accordance with the terms of the Merger Agreement, each of Elizabeth A. Fetter (the Company's President and Chief Executive Officer), Justin R. Spencer (the Company's Executive Vice President, Finance and Administration, Chief Financial Officer, Secretary, Principal Accounting Officer and Principal Financial Officer) and Phil Bourekas (Executive Vice President, Products and Marketing) resigned from every officer position each held at the Company, and the employment of each of them by the Company was terminated by the Board.  Immediately following such resignations, Steven G. Litchfield was appointed as the President, Chief Executive Officer and Chief Financial Officer of the Company and John W. Hohener was appointed as the Secretary of the Company.

Information about the directors and officers designated for appointment by Purchaser was previously disclosed in the Information Statement comprising Annex I to the Company's Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the SEC on October 28, 2013 and is incorporated herein by reference.

The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 22, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to read identically to the certificate of incorporation of Purchaser as in effect immediately prior to the Effective Time, except the title of the certificate of incorporation was amended and restated in its entirety to read as follows: “Amended and Restated Certificate of Incorporation of Symmetricom, Inc.”, Article I of the certificate of incorporation was amended and restated to read in its entirety as follows: “The name of the corporation is Symmetricom, Inc.” and Article V of the certificate of incorporation was amended and restated to read in its entirety as follows: “The name and mailing address of the incorporator of the Corporation are: James E. Basta, Esq., Pillsbury Winthrop LLP, 11975 El Camino Real, Suite 200, San Diego, CA 92130.”

Also pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated in their entirety to read identically to the bylaws of Purchaser as in effect immediately prior to the Effective Time, except the title of the bylaws was amended and restated in its entirety to read as follows: “By-Laws of Symmetricom, Inc.”

The certificate of incorporation and the bylaws of the Company as so amended are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01 Exhibits

(d) The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1

Agreement and Plan of Merger by and among Microsemi Corporation, PETT Acquisition Corp. and Symmetricom, Inc., dated as of October 21, 2013 (incorporated by reference to Exhibit 2.1 of Symmetricom Inc.’s Current Report on Form 8-K (File No. 0-02287) filed October 22, 2013)*+

3.1	Amended and Restated Certificate of Incorporation of Symmetricom, Inc.

3.2	Amended and Restated Bylaws of Symmetricom, Inc.

*The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished

+ Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRICOM, INC.

Dated: November 26, 2013	By:	/s/ STEVEN G. LITCHFIELD
	Name:	Steven G. Litchfield
	Title:	President, Chief Executive Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger by and among Microsemi Corporation, PETT Acquisition Corp. and Symmetricom, Inc., dated as of October 21, 2013 (incorporated by reference to Exhibit 2.1 of Symmetricom Inc.’s Current Report on Form 8-K (File No. 0-02287) filed October 22, 2013)*+

3.1	Amended and Restated Certificate of Incorporation of Symmetricom, Inc.

3.2	Amended and Restated Bylaws of Symmetricom, Inc.

*The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished

+ Previously filed.